Corporate Resource Services, Inc. -  Abest Power & Gas Launches Operations in New York

NEW YORK, N.Y. -- (Business Wire) – July 11, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified technology, staffing, recruiting, and consulting services firm,  today announced that Abest Power & Gas, it’s joint venture in retail energy, has just received clearance from the major downstate utilities to begin providing electricity and natural gas to the New York market.

“We are very excited to be launching operations in New York,” said Frank Rosa, Chief Executive Officer of Abest Power & Gas. “This is another great market to which we can offer our services.   With the rapid success Abest has experienced in Connecticut, we’re looking forward to a dramatic boost to our customer base with the addition of the State of New York.”

“We already have many opportunities to provide our services to new customers in New York,” said John Messina,  Chief Executive Officer of Corporate Resource Services. “Our dedicated team of Abest professionals will begin launching our sales efforts immediately and we expect great results from this new market. We will continue to add profitable business to CRS, which in turn helps create greater value for our shareholders.”

About Abest Power & Gas, LLC:

Abest Power & Gas is a licensed energy supplier that provides economical and secure energy rate plans for businesses and homes. The Company is working to be valued as an industry leader in client satisfaction and to elevate the quality of the industry by building trust and helping the customers it serve.

Abest Power & Gas offers programs and services designed to help lower energy costs and protect its customers from sudden price increases. The Company maintains a low overhead and runs a lean operation, which enables it to maintain competitive products.

Abest Power & Gas was founded by business professionals that have extensive experience in deregulated energy markets. Abest Power & Gas is headquartered in New York with offices in lower Manhattan and Connecticut.

To learn more about Abest Power & Gas please visit http://www.abestpower.com.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 231 staffing and on-site facilities in 42 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380